Exhibit 4.1

FORM OF TECTONIC FINANCIAL, INC.
9.00% FIXED-TO-FLOATING RATE SERIES B
NON-CUMULATIVE PERPETUAL PREFERRED STOCK

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATIONS REFERRED TO BELOW.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Certificate Number B-1	1,725,000 Shares of Series B Preferred Stock
CUSIP NO.: 87217L 208

Certificate Evidencing 9.00% Fixed-to-Floating Rate

Series B Non-Cumulative Perpetual Preferred Stock

of

Tectonic Financial, Inc.

(liquidation preference $10.00 per share of Series B Preferred Stock)

Tectonic Financial, Inc., a financial holding company and Texas corporation (the “Corporation”), hereby certifies that              (the “Holder”) is the registered owner of              fully paid and non-assessable preferred securities of the Corporation designated the 9.00% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”). The shares of Series B Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series B Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designation dated May 10, 2019, as the same may be amended from time to time (the “Certificate of Designation”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designation. The Corporation will provide a copy of the Certificate of Designation to the Holder without charge upon written request to the Corporation at its principal place of business.

Reference is hereby made to select provisions of the Series B Preferred Stock set forth on the reverse hereof, and to the Certificate of Designation, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this certificate, the Holder is bound by the Certificate of Designation and is entitled to the benefits thereunder.

Unless the Registrar has properly countersigned, these shares of Series B Preferred Stock shall not be entitled to any benefit under the Certificate of Designation or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Corporation has executed this certificate this [        ] day of [                    ].

TECTONIC FINANCIAL, INC.

By:
Name: Title:

By:
Name: Title:

REGISTRAR’S COUNTERSIGNATURE

These are shares of Series B Preferred Stock referred to in the within-mentioned Certificate of Designation.

Dated:

BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC., as Registrar

By:
Name:
Title:

[REVERSE OF SECURITY]

TECTONIC FINANCIAL, INC.

The Corporation will furnish, without charge to each Holder who so requests, a copy of the certificate of designation setting forth the rights, powers and preferences, and the qualifications, limitations and restrictions thereof applicable to each class of stock of the Corporation or series thereof. Such information may be obtained by a request in writing to the Secretary of the Corporation at its principal place of business.

This certificate and the share or shares represented hereby are issued and shall be held subject to all of the provisions of the Corporation’s Amended and Restated Certificate of Formation, as the same may be amended from time to time, and the certificate of designation setting forth the rights, powers and preferences, and the qualifications, limitations and restrictions thereof, of the 9.00% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock (copies of which are on file with the Transfer Agent), to all of which the Holder, by acceptance hereof, assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common
TEN ENT –	as tenants by the entireties
JT TEN –	as joint tenants with rights of survivorship and not as tenants in common
UNIF GIFT
MIN ACT –	Custodian
(Cust)
(Minor)

under Uniform Gift to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Series B Preferred Stock Certificate to:

(Please Insert Social Security or Other Identifying Number of Assignee)

(Please Print or Typewrite Name and Address, Including Zip Code, of Assignee)

shares of the preferred stock represented by the within certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

	NOTICE:	The Signature to this Assignment Must Correspond with the Name As Written Upon the Face of the Certificate in Every Particular, Without Alteration or Enlargement or Any Change Whatever.

SIGNATURE GUARANTEED

(Signature Must Be Guaranteed by a Member
of a Medallion Signature Program)

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL SECURITY

This Global Security initially represents 1,725,000 shares of 9.00% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock. The following increases or decreases in this Global Security have been made:

Date	Amount of decrease in shares of this Global Security	Amount of increase in shares of this Global Security	Number of Shares of this Global Security following such decrease or increase	Signature of authorized signatory of Transfer Agent and Registrar